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UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.      )

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☒	Definitive Proxy Statement

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☐	Soliciting Material Pursuant to §240.14a-12

Unigene Laboratories, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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[LOGO]

Unigene Laboratories, Inc.

110 Little Falls Road

Fairfield, New Jersey 07004

(973) 882-0860

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To be held on June 10, 2003

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Unigene Laboratories, Inc., a Delaware corporation (the “Company”), will be held at The Days Inn of Parsippany, 3159 U.S. Highway 46 East, Parsippany, New Jersey 07054 on June 10, 2003, at 11:00 A.M., Eastern Daylight Time, for the following purposes:

1.    To elect directors of the Company;

2.    To ratify the appointment of Grant Thornton LLP as independent auditors of the Company; and

3.    To transact such other business as may properly come before the meeting and any adjournment thereof.

The Board of Directors has fixed the close of business on April 21, 2003, as the record date for the determination of stockholders who are entitled to notice of and to vote at the meeting.

A copy of the Company’s Annual Report for the year ended December 31, 2002 is sent to you along with the Proxy Statement.

To assure your representation at the meeting, please sign, date and return your proxy in the enclosed envelope, which requires no postage if mailed in the United States.

By Order of the Board of Directors

RONALD S. LEVY Secretary

April 30, 2003

[LOGO]

Unigene Laboratories, Inc.

110 Little Falls Road

Fairfield, New Jersey 07004

(973) 882-0860

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Unigene Laboratories, Inc., a Delaware corporation (the “Company”), for the Annual Meeting of Stockholders of the Company to be held at The Days Inn of Parsippany, 3159 U.S. Highway 46 East, Parsippany, New Jersey 07054 on June 10, 2003, at 11:00 A.M., Eastern Daylight Time.

You are requested to complete, date and sign the accompanying form of proxy and return it to the Company in the enclosed envelope. The proxy may be revoked at any time before it is exercised by written notice to the Company bearing a later date than the date on the proxy, provided such notice is received by the Company prior to the start of the meeting. Any stockholder attending the meeting may vote in person whether or not he or she has previously submitted a proxy. Where instructions are indicated, a duly executed proxy will be voted in accordance with such instructions. Where no instructions are indicated, a duly executed proxy will be voted for each of the director nominees named herein and in favor of each of the proposals set forth in the attached Notice of Annual Meeting of Stockholders.

The Board of Directors has fixed the close of business on April 21, 2003, as the record date (the “Record Date”) for the determination of stockholders who are entitled to notice of and to vote at the meeting. As of the Record Date, the outstanding shares of the Company entitled to vote were 63,644,069 shares of common stock, par value $.01 per share (“Common Stock”), the holders of which are entitled to one vote per share.

The holders of a majority of the outstanding shares of Common Stock, present in person or represented by proxy, will constitute a quorum for the conduct of business at the Annual Meeting. Directors will be elected by a plurality of the votes cast. The affirmative vote of the holders of a majority of the shares present and entitled to vote at the Annual Meeting is required for the ratification of the appointment of Grant Thornton LLP as auditors of the Company. For adoption of matters that require the affirmative vote of a majority of the shares of Common Stock present and entitled to vote, abstentions are considered as shares present and entitled to vote and, therefore, have the effect of a “no” vote, whereas broker non-votes will be treated as shares that are not present and entitled to vote.

This Proxy Statement and the accompanying Notice of Annual Meeting of Stockholders and form of proxy are being mailed to the stockholders on or about May 5, 2003. A copy of the Company’s Annual Report for the year ended December 31, 2002 is also enclosed.

SECURITY OWNERSHIP OF MANAGEMENT

The following table sets forth information as of April 21, 2003, concerning the beneficial ownership of Common Stock by each director of the Company, each executive officer of the Company listed in the Summary Compensation Table, and all directors and executive officers of the Company as a group.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership (1)		Percent of Class
Warren P. Levy	2,080,545	(2)(3)	3.3%
Ronald S. Levy	2,095,545	(2)(4)	3.3%
Jay Levy	893,095	(5)	1.4%
James P. Gilligan	529,660	(6)	*
Allen Bloom	221,000	(7)	*
J. Thomas August	156,552	(8)	*
Bruce S. Morra	144,000	(9)	*
Officers and Directors as a Group (7 persons)	5,920,397	(2)(10)	9.1%

*	Less than one percent.

(1)	Unless otherwise noted, each person or group member has reported sole voting and sole dispositive power with respect to securities shown as beneficially owned by him.

(2)	Includes 200,000 shares of Common Stock held in a family trust over on which Warren P. Levy and Ronald S. Levy in their capacity as trustees share voting and dispositive power.

(3)	Includes 100,000 shares of Unigene Common Stock that Warren P. Levy has the right to acquire upon the exercise of stock options that are exercisable either immediately or within 60 days.

(4)	Includes 100,000 shares of Unigene Common Stock that Ronald S. Levy has the right to acquire upon the exercise of stock options that are exercisable either immediately or within 60 days.

(5)	Includes 370,000 shares of Common Stock that Jay Levy has the right to acquire pursuant to stock options that are exercisable either immediately or within 60 days.

(6)	Includes 510,000 shares of Common Stock that James P. Gilligan has the right to acquire pursuant to stock options that are exercisable either immediately or within 60 days.

(7)	Includes 220,000 shares of Common Stock that Allen Bloom has the right to acquire pursuant to stock options that are exercisable either immediately or within 60 days.

(8)	Includes 144,000 shares of Common Stock that J. Thomas August has the right to acquire pursuant to stock options that are exercisable either immediately or within 60 days.

(9)	Includes 144,000 shares of Common Stock that Bruce Morra has the right to acquire pursuant to stock options that are exercisable either immediately or within 60 days.

(10)	Includes an aggregate of 1,588,000 shares of Common Stock that such persons have the right to acquire pursuant to stock options that are exercisable either immediately or within 60 days.

PROPOSAL 1

ELECTION OF DIRECTORS

Six directors of the Company are to be elected at the Annual Meeting. The directors will be elected to serve until the Annual Meeting of Stockholders to be held in 2004, and until their respective successors shall have been elected and qualified.

Five of the nominees, Warren P. Levy, Ronald S. Levy, Jay Levy, Allen Bloom, and J. Thomas August are currently directors of the Company and were elected as directors at the Company’s Annual Meeting of Stockholders in 2002. Bruce S. Morra will be resigning from the Board of Directors effective May 2, 2003 because he has accepted a position at a pharmaceutical company. Thomas A. Picone has been appointed by the Board of Directors to fill the remainder of Bruce S. Morra’s term. The Board of Directors has no reason to believe that any of the nominees are or will become unavailable for election as a director. However, should any of them become unwilling or unable to serve as a director, the individuals named in the enclosed proxy will vote for the election of a substitute nominee selected by the Board of Directors or, if no such person is nominated, the Board of Directors will reduce the number of Directors to be elected.

The Board of Directors recommends a vote FOR the election of the nominees as Director.

INFORMATION REGARDING DIRECTORS AND EXECUTIVE OFFICERS

Name	Age	Year Joined Unigene	Position
Warren P. Levy (1)	51	1980	President, CEO and Director
Ronald S. Levy (1)	54	1980	Executive Vice President and Director
Jay Levy (1)	79	1980	Treasurer and Chairman of the Board
James P. Gilligan	51	1981	Vice President of Product Development
Allen Bloom	59	1998	Director
J. Thomas August	75	1990	Director of Research and Director
Thomas A. Picone	48	2003	Director

(1)	Warren P. Levy and Ronald S. Levy are brothers and are the sons of Jay Levy.

Dr. Warren P. Levy, a founder of the Company, has served as President, Chief Executive Officer and Director of the Company since its formation in November 1980. Dr. Levy holds a Ph.D. in biochemistry and molecular biology from Northwestern University and a bachelor’s degree in chemistry from the Massachusetts Institute of Technology.

Dr. Ronald S. Levy, a founder of the Company, has served as Director of the Company since its formation in November 1980, as Executive Vice President since April 1999 and as Secretary since May 1986. From November 1980 through March 1999, he served as Vice President of the Company. Dr. Levy holds a Ph.D. in bioinorganic chemistry from Pennsylvania State University and a bachelor’s degree in chemistry from Rutgers University.

Mr. Jay Levy, a founder of the Company, has served as Chairman of the Board of Directors and Treasurer of the Company since its formation in November 1980. Mr. Levy is a part-time employee of the Company and devotes approximately 15% of his time to the Company. From 1985 through February 1991, he served as the principal financial advisor to the Estate of Nathan Cummings and its principal beneficiary, The Nathan Cummings Foundation, Inc., a large charitable foundation. For the 17 years prior thereto, he performed similar services for the late Nathan Cummings, a noted industrialist and philanthropist.

Dr. Allen Bloom, a patent attorney, has been a partner at Dechert LLP, a law firm, since 1994 where he is Co-Chair of the Intellectual Property Group and heads a patent practice group which focuses on biotechnology, pharmaceuticals and medical devices. For the nine years prior thereto, he was Vice President, General Counsel and Secretary of The Liposome Company, Inc., a biotechnology company. His responsibilities there included patent, regulatory and licensing activities. Dr. Bloom holds a Ph.D. in Organic Chemistry from Iowa State University, a J.D. degree from New York Law School and a B.S. in Chemistry from Brooklyn College.

Dr. J. Thomas August is a Distinguished Service Professor of the Departments of Oncology, Pharmacology and Molecular Sciences at the Johns Hopkins University School of Medicine, where he has been employed since 1976. He is also Director, Johns Hopkins Singapore Biomedical Centre. Dr. August has served as Unigene’s Director of Research since 1990. He serves on the Board of Directors of Bioqual, Inc., Aarmedis, Inc. and the Foundation for Comparative and Conservation Biology, and is also a consultant for various biotechnology and medical companies. Dr. August received his medical degree from Stanford University School of Medicine.

Dr. Thomas A. Picone is currently Vice President, Global Licensing at Pharmacia Corporation where he has been employed since 1999. For the 18 years prior thereto, he was employed in increasing capacities at Abbott Laboratories culminating in his position as Director, Business Development. Dr. Picone holds a Doctor of Biochemistry degree from the University of Connecticut and a Master of Science, Neuroscience degree from the University of Hartford.

Dr. James P. Gilligan has been employed by Unigene since 1981 and has served as Vice President of Product Development since April 1999. From February 1995 to March 1999, he served as Director of Product Development. Dr. Gilligan holds a Ph.D. in pharmacology from the University of Connecticut and a Masters of International Business from Seton Hall University.

BOARD OF DIRECTORS AND COMMITTEES

During 2002, there were five meetings of the Board of Directors.

Several important functions of the Board of Directors may be performed by committees that are comprised of members of the Board of Directors. The Company’s By-laws authorize the formation of these committees and grant the Board of Directors the authority to prescribe the functions of each committee and the standards for membership of each committee. The Board of Directors has four standing committees: an Audit Committee, a Compensation Committee, a Stock Option Committee for the employee stock option plans and a Stock Option Committee for the directors’ stock option plan. The Board of Directors does not have a standing nominating committee.

The responsibilities of the Audit Committee include (i) annually to recommend a firm of independent public accountants to the Board of Directors to act as auditors of the Company; (ii) review the scope of the annual audit with the auditors in advance of the audit, (iii) review the results of the audit and the adequacy of the Company’s accounting, financial and operating controls; (iv) review the Company’s accounting and reporting principles, policies and practices; and (v) approve fees paid to the auditors for audit and non-audit services. The current members of the Audit Committee are Allen Bloom (Chairman), J. Thomas August and Bruce S. Morra. The Audit Committee held eight meetings during 2002.

The responsibilities of the Compensation Committee include (i) review and approve compensation (including salaries and bonuses) of the Company’s officers; (ii) overseeing the administration of the Company’s 401(k) Plan; (iii) review and approve general benefits and compensation strategies; and (iv) approve the Compensation Committee report included in the Company’s proxy statement. The current members of the Compensation Committee are Jay Levy, Allen Bloom, J. Thomas August and Bruce S. Morra. The Compensation Committee held one meeting during 2002.

Subject to the limitations set forth in the plans, the Stock Option Committee for the employee stock option plans (i) selects the employees to be granted options; (ii) fixes the number of shares to be covered by the options granted; and (iii) determines the exercise price and other terms and conditions of each option. The current members of the Committee are Allen Bloom, J. Thomas August and Bruce S. Morra. The Committee did not meet during 2002 but approved, by written consent, stock option grants to eight employees.

Subject to the limitations set forth in the plan, the Stock Option Committee for the directors stock option plan interprets the plan and makes all determinations necessary for the plan’s administration. The current members of the Committee are Jay Levy, Warren P. Levy and Ronald S. Levy. There were no meetings held by this committee during 2002.

Directors who are not employees receive an annual retainer of $8,000 as well as a fee of $1,000 for each Board of Directors meeting attended. Allen Bloom, J. Thomas August and Bruce S. Morra (who will not stand for re-election in 2003) were the directors who received such fees in 2002. Board members earn additional compensation for service on the Audit Committee as follows: $500 per Audit Committee conference call, $1000 per meeting of the Audit Committee if such meeting is convened solely to transact Audit Committee business, or $500 per meeting if such meeting is convened on a date or in conjunction with other activities of the Company or its Board of Directors or other committees for purposes in addition to Audit Committee business. The Chairman of the Audit Committee receives 115% of the aforementioned fees.

At the 1999 Annual Meeting, the stockholders approved a new Directors Stock Option Plan (the “1999 Plan”) to replace the 1994 Outside Directors Stock Option Plan (the “1994 Plan”). Under the 1999 Plan, each person elected to the Board of Directors who is not an employee receives, on the date of his initial election, an option to purchase 21,000 shares of Common Stock (an “Initial Option”). On May 1st of each year, each non-employee director receives an option to purchase 10,000 shares of Common Stock if he has served as a non-employee director for at least six months prior to the May 1st grant date (an “Additional Option”). Each option granted under the 1999 Plan has a ten-year term and an exercise price equal to the market price of the Common Stock on the date of the grant. Each Initial Option vests in equal installments of 1/3 over a period of three years, commencing on the date of the grant and each Additional Option vests in its entirety on the first anniversary of the grant.

All options become exercisable upon the vesting thereof, and remain exercisable for the remaining term of the option, unless the director’s service as a non-employee director terminates prior to the expiration of the term. If the grantee’s service as a director terminates prior to the expiration of the option, the option will remain exercisable for a 90-day period following termination of service, except (i) if a non-employee director resigns due to disability, the option will remain exercisable for 180 days following termination, and (ii) if a non-employee director dies while serving as a director, or within 90 days following termination of service (180 days in the case of disability), the option will remain exercisable for 180 days following the person’s death. After such period, the option will terminate and cease to be exercisable. Under the 1999 Plan, Allen Bloom has received options to purchase 40,000 shares of Common Stock, J. Thomas August has received options to purchase 31,000 shares of Common Stock, and Bruce S. Morra has received options to purchase 31,000 shares of Common Stock.

Under the 1994 Plan, each person who was an outside director at the time of the adoption of the 1994 Plan was granted, and each person who subsequently is elected as an outside director is granted, a 10-year option to purchase 30,000 shares of Common Stock at an exercise price equal to the market price of the Common Stock on the date of the grant. The options vest in equal increments over the three-year period following the grant. If the recipient’s service as a director terminates, the option will expire three months after the date of such termination. Under the 1994 Plan, Allen Bloom has received a grant of options to purchase 30,000 shares.

On December 5, 2001, the Board of Directors granted stock options to the entire Board of Directors as follows:

Jay Levy	300,000
Allen Bloom	150,000
J. Thomas August	120,000
Bruce S. Morra	120,000
Warren P. Levy	100,000
Ronald S. Levy	100,000

The exercise price of these options is $.47 per share, the closing stock price on December 5, 2001. These 10-year options vest 10% immediately and 30% on each of June 5, 2002, December 5, 2002 and June 5, 2003. For the stock options granted to Allen Bloom and J. Thomas August, upon termination of their status as director, their time to exercise after termination will be based upon tenure as follows:

Tenure as Director	Time period after Termination to Exercise
Up to 1 year	90 days
Greater than 1 and up to 3 years	180 days
Greater than 3 and up to 5 years	1 year
Greater than 5 years	2 years

For the stock options granted to Jay Levy, Warren Levy and Ronald Levy, in the event of termination, the option holder has three months to exercise their options.

AUDIT COMMITTEE REPORT FOR 2002

The Audit Committee has reviewed and discussed the company’s audited financial statements with management. The Audit Committee has discussed with the company’s independent auditors the matters required to be discussed by SAS 61, which pertains to significant accounting issues involving the preparation of the Company’s financial statements. The Audit Committee has received the written disclosures and letter from the Company’s independent accountant required by Independence Standards Board Standard No. 1 and has discussed with the independent accountant the accountant’s independence. Based on the review and discussions with management and the independent auditors as described above, the Audit Committee recommended to the Company’s Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2002.

The Board of Directors has not adopted a written Audit Committee charter, but does assign responsibilities to the Audit Committee. All three members of the Audit Committee are considered to be “independent directors” as that term is defined by Nasdaq.

Allen Bloom
Bruce S. Morra
J. Thomas August

REPORT OF THE BOARD OF DIRECTORS ON 2002 EXECUTIVE COMPENSATION

The entire Board of Directors was responsible for determining the 2002 compensation of the three executive officers of the Company. This Report describes the policies and other considerations used by the Board of Directors in establishing such compensation.

The members of the Board of Directors are familiar with various forms and types of remuneration from reports of other public corporations and their own business experience.

The Board of Directors has determined that, because the Company was still in a research and preproduction phase in 2002, compensation for 2002 for executive officers could not be related primarily to the performance of the Company’s stock or to the annual profit performance of the Company. A primary consideration for the compensation of an executive officer of the Company is his leadership effort in the development of proprietary products and processes, and in planning for future growth and profitability. Other significant factors considered by the Board of Directors in determining executive officers’ compensation were salaries paid by other public companies in the health-care related biotechnology field to comparable officers, the duties and responsibilities of the executive officers in the past and as projected, their past performance and commitment to the Company, and incentives for future performance, although no specific weighting was allocated to any of these considerations. The executive officers were also consulted with respect to their compensation and their plans for compensation for other personnel in order to coordinate all compensation policies of the Company. These factors were used to determine compensation for the executives under their employment agreements. See “Employment Agreements”.

The compensation for the Chief Executive Officer for 2002 was based on the same policies and considerations set forth above for executive officers generally.

Warren P. Levy
Ronald S. Levy
Jay Levy
Allen Bloom
J. Thomas August
Bruce S. Morra

Section 16(a) Beneficial Ownership Reporting Compliance

The rules of the Securities and Exchange Commission require the Company to disclose late filings of stock transaction reports by its executive officers and Directors. Based solely on a review of reports filed by the Company on these individuals’ behalf and written representations from them that no other reports were required, all Section 16(a) filing requirements have been met during the 53 weeks ended January 3, 2003.

Employment Agreements

The Company has entered into an employment agreement, effective January 1, 2000, with Warren P. Levy for an initial term of 2 years. Pursuant to the agreement, Dr. Levy serves as President and Chief Executive Officer of the Company at an annual salary of $160,000 for the initial year of the agreement. Salary increases beyond the first year are at the discretion of the Compensation Committee.

The Company has entered into an employment agreement, effective January 1, 2000, with Dr. Ronald S. Levy for an initial term of 2 years. Pursuant to the agreement, Dr. Levy serves as Executive Vice President of the Company at an annual salary of $155,000 for the initial year of the agreement. Salary increases beyond the first year are at the discretion of the Compensation Committee.

Each agreement provides that, after the initial two-year term, the agreement will be renewed on a year-to-year basis unless either party notifies the other of the desire not to renew the agreement no later than three months prior to the scheduled termination date. Each agreement also provides that, upon (a) termination of the employment of the executive by the Company without cause or (b) resignation of the executive for good reason (which is defined to mean a change of control of the Company or a material diminution of the executive’s responsibilities without his consent), the Company will make a lump-sum severance payment to the executive equal to (i) the salary that the executive would have earned for the remaining term of this agreement, if the remaining term (either the initial term or as extended) is more than one year or (ii) the executive’s then-current annual salary, if the remaining term of the agreement (either the initial term or as extended) is one year or less.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

Executive compensation for 2002 was determined by the Board of Directors of the Company consisting of Warren P. Levy, Ronald S. Levy, Jay Levy, J. Thomas August, Bruce S. Morra, and Allen Bloom.

Three of the six member Board of Directors, Warren P. Levy, Ronald S. Levy and Jay Levy, are executive officers of the Company. Jay Levy is the father of Warren and Ronald Levy.

To satisfy Unigene’s short-term liquidity needs, Jay Levy, the Chairman of the Board and an officer of Unigene, and Warren P. Levy and Ronald S. Levy, directors and officers of Unigene, and another Levy family member from time to time have made loans to Unigene. During 2002, Jay Levy made demand loans to Unigene in the aggregate principal amount of $700,000. Unigene repaid $180,000 in loans to Jay Levy in May 2002, and repaid an additional $100,000 in loans in January 2003. Unigene has not made principal and interest payments on certain loans when due. However, the Levys waived all default provisions including additional interest penalties due under these loans through December 31, 2000. Beginning January 1, 2001, interest on loans that originated through March 4, 2001 increased an additional 5% per year and is calculated on both past due principal and interest. This additional interest was approximately $564,000, and total interest expense on all Levy loans was approximately $1,240,000 for 2002. As of December 31, 2002, total accrued interest on all Levy loans was approximately $3,248,000 and the outstanding loans by these individuals to Unigene, classified as short-term debt, totaled $11,373,323 and consist of:

•	Loans from Jay Levy in the aggregate principal amount of $3,285,000, which are evidenced by demand notes bearing a floating interest rate equal to the Merrill Lynch Margin Loan Rate plus 5.25% (10.75% at December 31, 2002) that are classified as short-term debt. These loans were originally at the Merrill Lynch Margin Loan Rate plus .25%. These loans are secured by a security interest in Unigene’s equipment and real property. Accrued interest on these loans at December 31, 2002 was approximately $1,624,000.

•	Loans from Jay Levy in the aggregate principal amount of $1,870,000 evidenced by term notes which matured January 2002, and bearing interest at the fixed rate of 11% per year. These loans were originally at 6%. These loans are secured by a security interest in Unigene’s equipment and real property. The terms of the notes required Unigene to make installment payments of principal and interest beginning in October 1999 and ending in January 2002 in an aggregate amount of $72,426 per month. No installment payments have been made to date. Accrued interest on these loans at December 31, 2002 was approximately $661,000.

•	Loans from Jay Levy in the aggregate principal amount of $5,700,000 which are evidenced by demand notes bearing a floating interest rate equal to the Merrill Lynch Margin Loan Rate plus .25%, (5.75% at December 31, 2002) and are classified as short-term debt and which are secured by a security interest in certain of our patents. Accrued interest on these loans at December 31, 2002 was approximately $495,000.

•	Loans from Warren P. Levy in the aggregate principal amount of $260,000 which are evidenced by demand notes bearing a floating interest rate equal to the Merrill Lynch Margin Loan Rate plus 5.25% (10.75% at December 31, 2002) that are classified as short-term debt. These loans were originally at the Merrill Lynch Margin Loan Rate plus .25%. An additional loan in the amount of $5,000 bears interest at the Merrill Lynch Loan Rate plus .25% (5.75% at December 31, 2002) and is classified as short-term debt. These loans are secured by a security interest in Unigene’s equipment and real property. Accrued interest on these loans at December 31, 2002 was approximately $236,000.

•	Loans from Ronald S. Levy in the aggregate principal amount of $248,323 which are evidenced by demand notes bearing a floating interest rate equal to the Merrill Lynch Margin Loan Rate plus 5.25% (10.75% at December 31, 2002) that are classified as short-term debt. These loans were originally at the Merrill Lynch Margin Loan Rate plus .25%. An additional loan in the amount of $5,000 bears interest at the Merrill Lynch Margin Loan Rate plus .25% (5.75% at December 31, 2002) and is classified as short-term debt. These loans are secured by a security interest in Unigene’s equipment and real property. Accrued interest on these loans at December 31, 2002 was approximately $232,000.

No member of the Compensation Committee had a relationship that requires disclosure under Item 402(j)(3) of Regulation S-K.

RELATED PARTY TRANSACTIONS

One of our directors, Allen Bloom, is a partner in a law firm that we have engaged for legal services. In 2002, we incurred an aggregate of $472,000 in legal fees with this firm. In addition, one of our directors, J. Thomas August, serves as our Research Director, receiving $73,500 in annual compensation.

Disclosures of Related Party Transactions as required by Item 404 of Regulation S-K are discussed in the prior section “Compensation Committee Interlocks and Insider Participation.”

EXECUTIVE COMPENSATION

The following table sets forth, for the years 2002, 2001 and 2000, compensation paid to the Chief Executive Officer of the Company and to each other executive officer whose compensation in 2001 exceeded $100,000, for services rendered by such executive officers in all capacities in which they served:

SUMMARY COMPENSATION TABLE

		Annual Compensation			Long Term Compensation				All Other Compensation (1)
					Awards			Payouts
Name and Principal Position	Year	Salary	Bonus	Other Annual Compensation (2)	Restricted Stock Award	Options/ SARs		LTIP Payouts
Warren P. Levy,	2002	$161,446	$1,600	$-0-	$-0-	$	- 0-	$-0-	$13,932
President, Chief Executive Officer and Director	2001	161,280	-0-	-0-	-0-		100,000	-0-	13,932
	2000	160,175	-0-	-0-	-0-		-0-	-0-	13,902

Ronald S. Levy,	2002	156,716	1,550	-0-	-0-		-0-	-0-	16,872
Executive Vice President and Director	2001	156,626	-0-	-0-	-0-		100,000	-0-	16,872
	2000	155,260	-0-	-0-	-0-		-0-	-0-	16,864

James P. Gilligan,	2002	153,179	1,450	4,183	-0-		-0-	-0-	-0-
Vice President	2001	141,832	-0-	6,692	-0-		120,000	-0-	-0-
	2000	148,034	-0-	7,615	-0-		-0-	-0-	-0-

(1)	Represents premium paid by the Company on executive split-dollar life insurance.

(2)	Represents reimbursement for unused vacation days.

AGGREGATED OPTION EXERCISES AND YEAR-END OPTION VALUES

The following table sets forth information as to the exercises of options during the year ended December 31, 2002, and the number and value of unexercised options held as of December 31, 2002, by each of the executive officers named in the Summary Compensation Table:

	Exercises During The Fiscal Year		Number of Shares Underlying Unexercised Options		Value of Unexercised In-the-Money Options (1)
	Number of Shares Acquired	Value Realized	Exercisable	Unexercisable	Exercisable	Unexercisable
Warren P. Levy	0	$0	70,000	30,000	$0	$0
Ronald S. Levy	0	0	70,000	30,000	0	0
James P. Gilligan	0	0	474,000	36,000	0	0

(1)	Based upon a closing price of $0.39 on December 31, 2002.

EQUITY COMPENSATION PLAN INFORMATION

The table below summarizes the status of our equity compensation plans.

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders	3,467,240	$1.11	2,285,000
Equity compensation plans not approved by security holders	2,118,002	$0.77	—

Total	5,585,242	$0.98	2,285,000

SHAREHOLDER RETURN PERFORMANCE PRESENTATION

Set forth below is a line graph comparing the yearly percentage change in the cumulative total stockholder return on the Company’s Common Stock to the cumulative total return of the NASDAQ Market Index and of a peer group index determined by Standard Industrial Classification (SIC) code.

[GRAPHIC – GRAPH PLOTTED TO POINTS IN CHART BELOW]

COMPARISON OF CUMULATIVE TOTAL RETURN

OF COMPANY, INDUSTRY INDEX AND BROAD MARKET

	FISCAL YEAR ENDING
COMPANY/INDEX/MARKET	12/31/1997	12/31/1998	12/31/1999	12/31/2000	12/31/2001	12/31/2002
Unigene Laboratories, Inc.	100.00	45.24	21.71	58.33	24.76	14.86
Commercial Physical Research	100.00	109.77	148.45	186.63	159.82	94.63
NASDAQ Market Index	100.00	141.04	248.76	156.35	124.64	86.94

Assumes $100 Invested on January 1, 1998

Assumes Dividends Reinvested

Fiscal Years Ending December 31.

The industry index chosen was:

SIC Code 8731 - Commercial Physical & Biological Research

The Broad Market index chosen was:

NASDAQ Market Index

PROPOSAL 2

RATIFICATION OF THE APPOINTMENT OF INDEPENDENT AUDITORS

The Board of Directors has appointed Grant Thornton LLP, independent public accountants, to serve as the Company’s independent auditors for the fiscal year commencing January 1, 2003. Although not required by the Company’s Certificate of Incorporation or By-Laws, the Board of Directors is submitting to a vote of the stockholders a proposal to ratify the appointment of Grant Thornton. Grant Thornton served as the independent auditors for the Company for the year ended December 31, 2002. A representative of the firm will be present at the meeting to respond to appropriate questions and will have the opportunity to make a statement, if such representative desires to do so.

On August 30, 2002, Unigene decided to terminate the appointment of KPMG LLP as its independent accountants. The Company’s Audit Committee and Board of Directors participated in and approved the decision to change independent accountants. The audit reports of KPMG on the financial statements of the Company as of and for the fiscal years ended December 31, 2001 and 2000, did not contain any adverse opinion or disclaimer of opinion, nor were the audit reports qualified or modified as to uncertainty, audit scope, or accounting principles, except as follows: KPMG’s independent auditor’s reports covering Unigene’s 2001 and 2000 financial statements include an explanatory paragraph which state “ Unigene has suffered recurring losses from operations and has a working capital deficiency which raise substantial doubt about its ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.” During the Company’s two most recent fiscal years ended December 31, 2001 and 2000 and through the date hereof, there were no disagreements with KPMG on any matter of accounting principle or practice, financial statement disclosure, or auditing scope or procedure which, if not resolved to KPMG’s satisfaction, would have caused KPMG to make reference to the subject matter of such disagreement in connection with their reports on the Company’s financial statements for such years. None of the reportable events described under Item 304(a)(1)(v) of Regulation S-K occurred within the Company’s two most recent fiscal years and the subsequent interim period through the date of this Form 8-K.

Audit Fees. During the fiscal year ended December 31, 2002, the fees billed by Grant Thornton and by KPMG for the audit of the Company’s financial statements for such fiscal year and for the reviews of the Company’s interim financial statements were $57,000.

Financial Information Systems Design and Implementation Fees. During the fiscal year ended December 31, 2002, Grant Thornton did not provide any information technology consulting services for the Company.

All Other Fees. During the fiscal year ended December 31, 2002, Grant Thornton did not provide any professional services other than audit services for the Company.

The Audit Committee did not have to consider whether or not the provision of non-audit related services was compatible with maintaining Grant Thornton’s independence, due to the lack of non-audit related services.

Ratification of the appointment of Grant Thornton requires the affirmative vote of the holders of a majority of the shares of Common Stock present, in person or by proxy, and entitled to vote at the Annual Meeting.

The Board of Directors recommends a vote FOR the ratification of Grant Thornton.

OTHER MATTERS

The Board of Directors of the Company does not know of any other matters that are likely to be brought before the meeting. However, in the event that any other matters properly come before the meeting, the persons named in the enclosed form of proxy will vote all proxies received in accordance with their judgment on such matters.

PROPOSALS BY STOCKHOLDERS

Stockholder proposals intended to be presented at the 2004 Annual Meeting must be received by the Company on or before December 31, 2003 in order to be considered for inclusion in the Company’s proxy statement and form of proxy for the Annual Meeting, and must also meet the other requirements set forth in the rules of the Securities and Exchange Commission relating to such stockholder proposals. If the proposal is received by the Company less than 45 days prior to the anniversary of the mailing date of this proxy statement, the persons named as proxies in the Company’s proxy material for the 2004 Annual Meeting will have the discretionary authority to vote on the matter in accordance with their best judgment without disclosure in the proxy statement of such matter or of how the proxyholders intend to exercise their discretionary voting authority.

SOLICITATION OF PROXIES

The cost of preparing, assembling and mailing this Proxy Statement, the Notice of Meeting and the enclosed form of proxy will be borne by the Company. In addition to the solicitation of proxies by use of the mails, the Company may utilize the services of some of its officers and regular employees (who will receive no compensation therefor in addition to their regular salaries) to solicit proxies personally and by telephone and telefax.

By Order of the Board of Directors

RONALD S. LEVY

Secretary

Fairfield, New Jersey

April 30, 2003

☒	PLEASE MARK VOTES AS IN THIS EXAMPLE	REVOCABLE PROXY UNIGENE LABORATORIES, INC.

				For	With- hold	For All Except
PROXY SOLICITED BY THE BOARD OF DIRECTORS FOR ANNUAL MEETING JUNE 10, 2003		1.	Election of directors	☐	☐	☐

The undersigned stockholder of Unigene Laboratories, Inc. hereby appoints Warren P. Levy, Ronald S. Levy and Jay Levy, and each of them, as the undersigned’s proxies (with the power of substitution), to vote all the shares of Common Stock of Unigene Laboratories, Inc. which the undersigned would be entitled to vote at the Annual Meeting of Stockholders of Unigene Laboratories, Inc. to be held on June 10, 2003 at 11:00 A.M., Eastern Daylight time, and any adjournments thereof, on the following matters:

Jay Levy, Ronald S. Levy,

Warren P. Levy, Allen Bloom,

J.Thomas August and Thomas A. Picone

INSTRUCTION: To withhold authority to vote for any individual nominee, mark “For all Except” and write that nominee’s name in the space provided below.

				For	Against	Abstain
		2.	Ratification of the appointment of Grant Thornton LLP as independent auditors of the Company.	☐	☐	☐

		3.	In their discretion in the transaction of any other business that may properly come before such meeting.

The undersigned hereby revokes any proxy heretofore given.

Please sign exactly as your name appears on this card. If stock is registered in the names of two or more joint owners or trustees, each joint owner or trustee should sign this proxy. When signing as an executor, administrator, trustee, guardian, agent or attorney, please give your full title as such.

Please be sure to sign and date this Proxy in the box below	Date

__Stockholder sign above _______ Co-holder (if any) sign above

é	Detach above card, sign, date and mail in postage paid envelope provided	é

UNIGENE LABORATORIES, INC.

This proxy will be voted in accordance with instructions specified above, but in the absence of any instructions will be voted “FOR”

Items 1 and 2. If any other business is presented at the meeting, the proxies are authorized to vote thereon in their discretion.

The Board of Directors recommends a vote FOR items 1 and 2 noted above.

PLEASE ACT PROMPTLY

SIGN, DATE & MAIL YOUR PROXY CARD TODAY

IF YOUR ADDRESS HAS CHANGED, PLEASE CORRECT THE ADDRESS IN THE SPACE PROVIDED BELOW AND RETURN THIS PORTION WITH THE PROXY IN THE ENVELOPE PROVIDED.